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                                                                            99.3

                       OAKWOOD ACCEPTANCE CORPORATION, LLC
                     SERVICER'S ANNUAL COMPLIANCE STATEMENT

                        OAKWOOD MORTGAGE INVESTORS, INC.
                  SENIOR/SUBORDINATED PASS-THROUGH CERTIFICATES
                                  SERIES 2001-D

Pursuant to Section 3.13(a) of the Standard Terms to Pooling and Servicing Agreement (May 1999 Edition) which is incorporated in the Pooling and Servicing Agreement dated August 2001 among Oakwood Mortgage Investors, Inc., Oakwood Acceptance Corporation (the "Servicer") and J P Morgan Chase & Co., the undersigned officer of the Servicer hereby certifies that a review of the activities of the Servicer during the period August 1, 2001 through September 30, 2001 and of its performance under the Pooling and Servicing Agreement has been made under his supervision and to the best of his knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement through such period.




By: /s/ Derek M Surette
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Name: Derek M Surette
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Title: Vice President /Controller
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Date: September 30, 2001
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